Exhibit 99.1

Press contact: Trinseo Donna St.Germain Tel: +1-610-240-3307 Email:stgermain@styron.com	Press contact, Europe/Asia: Porter Novelli Sylva De Craecker Tel : + 32 478 27 93 62 sylva.de.craecker@porternovelli.be	Investor Contact: Trinseo David Stasse Tel : +1 610-240-3207 Email: dstasse@styron.com

Trinseo Names Chaclas Senior Vice President and Chief Legal Officer

BERWYN, Pa – November 18, 2014 – Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex and rubber, today announced that it has named Angelo N. Chaclas as Senior Vice President and Chief Legal Officer effective January 1, 2015. He will be a member of the Company’s Executive Leadership Team. Chaclas succeeds Curt Shaw who is retiring at year end.

“We are extremely pleased to name a Chief Legal Officer with Angelo’s strategic understanding of Trinseo’s businesses and the chemical industry,” said Chris Pappas, President and CEO of Trinseo. “His vast experience working across geographies and functional areas will be an asset to support our ongoing activity in capital markets, transactions, compliance, governance, intellectual property and other operational activities of the company worldwide.”

Mr. Chaclas currently serves as Associate General Counsel and Chief Intellectual Property Counsel for Trinseo. During his tenure, Chaclas has had global responsibility for all intellectual property matters, working closely with the Research and Development organization on patents, trade secrets, trademarks, technology licensing agreements, and joint development agreements. He also managed commercial legal activities for several Trinseo businesses, and established internal best practices and optimized law firm relationships during the company’s start-up phase.

Prior to joining Trinseo in 2010, Chaclas was Deputy General Counsel and Chief Counsel for the software division of Pitney Bowes while leading its Intellectual Property, Technology Law and Procurement legal functions.

Chaclas holds a bachelor’s degree in Mechanical Engineering from Tufts University, and a Juris Doctorate from Pace University.

He will be located at Styron’s global operating center in Berwyn, PA.

Formerly known as Styron, Trinseo previously announced plans to change the name of all Styron affiliated companies to Trinseo. Some, but not all, of the Styron companies have completed the name change process and are currently known as Trinseo; Styron companies that have not completed this process will continue to do business as Styron until their respective name changes are complete. Styron’s operating companies also continue to do business as Styron at this time.

About Trinseo S.A.

Trinseo (NYSE: TSE) is a global materials company and manufacturer of plastics, latex and rubber. Trinseo’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires.

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